Exhibit 10.2

Consulting Agreement

Agreement by and between Value Quest, Inc. (“Consultant”) , a Maryland corporation whose address is at 1 East Chase Street, Suite 1103, Baltimore Maryland 21202 and Regen BioPharma, Inc. (“Company”), a Nevada corporation whose address is 4700 Spring Street, St 304, La Mesa, California 91942 made as of March 11, 2015.

WHEREAS, the Company desires to engage the Consultant to assist the Company with identification of potential strategic partners within its field of business.

WHEREAS, Consultant desires to assist the Company in identifying potential strategic partners within its field of business.

NOW, THEREFORE, it is agreed as follows:

1.	Term. The respective duties and obligations of the contracting parties shall be for a period of four months commencing on the date of this Agreement.
2.	Compensation. Consultant shall receive on or prior to April 1, 2015 as full consideration for the services to be rendered 2,000,000 shares of the Company’s Series A Preferred Stock.
3.	Independent Contractor Status. The Company and the Consultant hereby agree that the Consultant is being retained by the Company in the capacity of an independent contractor and not as an employee or agent of the Company. The Company and the Consultant further agree that nothing in this Agreement shall create, or shall be construed as creating, any form of partnership, joint venture, or other affiliation that would operate to permit the Consultant to bind the Company with respect to any matter or would cause the Company to be liable for any action of the Finder, and the Consultant hereby agrees that it will not represent to any third party that its engagement by the Company is in any capacity other than as an independent contractor.
4.	Consultant acknowledges that any securities issued pursuant to this Agreement shall not be registered pursuant to the Securities Act of 1933 shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, and shall contain the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.”

5.	Entire Agreement. This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.
6.	Governing Law; Venue. This Agreement has been executed in and shall be governed by the laws of the state of California, without giving effect to the conflict of laws rules thereof or of any state. Venue for any action brought hereunder shall be proper only in San Diego county, California.

IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands hereto as of the date first written above.

Consultant	Company
/s/ James Hibbert	/s/ David R. Koos
James Hibbert	David R. Koos
President	Chairman and Chief Executive Officer
Value Quest, Inc.